SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549


FORM 8-K


Current Report


Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


Date of Report (Date of earliest event reported):   February 14, 1997


CATERPILLAR INC.
(Exact name of registrant as specified in its charter)



Delaware
(State or other jurisdiction of incorporation)



1-768
(Commission File Number)


37-0602744
(IRS Employer I.D. No.)


100 NE Adams Street, Peoria, Illinois
(Address of principal executive offices)


61629
(Zip Code)


Registrant's telephone number, including area code:  (309) 675-1000


Item 5.  Other Events

Item 5.		Other Events

CATERPILLAR AND CLAAS ANNOUNCE INTENTION TO FORM LARGE AGRICULTURAL EQUIPMENT JOINT VENTURE

Caterpillar Inc. and German-based Claas KGaA have signed a letter of understanding to form a joint venture to market and manufacture combine harvesters and rubber-belted ag tractors in North America and Europe.

Under terms of the understanding, a North American joint venture company will market and eventually manufacture several models of the new Lexion line of combine harvesters recently introduced by Claas. The combines, adapted to meet customer requirements, will be distributed in North America as Caterpillar products alongside the line of Challenger agricultural tractors.

A European joint venture company will market Caterpillar's series of Challenger tractors and eventually manufacture selected models. The tractors will be distributed in Europe as Claas products alongside its line of harvesting equipment.

The proposed joint venture is subject to negotiating definitive agreements and receiving applicable regulatory approvals.

"This agreement will bring together two premier manufacturers who have enjoyed reputations for innovation and market-leading specialization in their respective agricultural market segments," said Robert Strube, president of Caterpillar Agricultural Products Inc.

"The agricultural equipment industry is growing steadily. One trend is toward large farms that rely on advanced technology for maximum productivity.
Through our combined product lines and marketing channels, Caterpillar and Claas will be better positioned to meet customer needs."

"We see this planned cooperation with Caterpillar as an important step in the strategic development of our Group," said Eckart Kottkamp, chief executive of the Claas Group. "As well as giving us a world-renowned partner to compete in the North American market, it also provides us, our European distribution partners and customers with additional opportunities in the growing high horsepower segment of the tractor market."

Claas' Lexion line of combines, first introduced last year in Europe, incorporates the latest in harvesting technology. During the 1996 harvest, the combines underwent testing in North America, producing exceptional results.

Caterpillar has expanded to six models its line of rubber-belted Challenger ag tractors, which were first introduced in 1987. The company formed Caterpillar Agricultural Products Inc. as a subsidiary in 1996 to put a greater focus on the agricultural market.

Caterpillar is the world's leading manufacturer of construction and mining equipment, natural gas engines and industrial gas turbines. It is also a leading global supplier of diesel engines. Headquartered in Peoria, Ill., the company posted record sales in 1996 of U.S.$16.52 billion.

Claas KGaA, based in Harsewinkel, Germany, is Europe's market leader in combine and forage harvesters. It is also a leader in an extensive range of balers, grass land equipment and material handlers produced in factories in Germany, France and England. Preliminary reports estimate sales in 1996 at about U.S. $1 billion.



SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                          CATERPILLAR INC.



                                          By:  /s/ R. Rennie Atterbury III
                                               R. Rennie Atterbury III
                                                   Vice President


Date:  February 14, 1997